     As filed with the Securities and Exchange Commission on March 13, 2002

                                                      Registration No. 333-81188

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          ---------------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  divine, inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                    36-4301991
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

1301 North Elston Avenue, Chicago, Illinois                60622
 (Address of Principal Executive Offices)                (Zip Code)

                    Data Return Corporation Stock Option Plan
                              Employment Agreement
                            (Full Title of the Plans)

                             JUDE M. SULLIVAN, ESQ.
              Senior Vice President, General Counsel, and Secretary

                1301 North Elston Avenue, Chicago, Illinois 60622
                     (Name and Address of Agent for Service)

                                 (773) 394-6600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             D. MARK MCMILLAN, ESQ.
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602
                                 (312) 372-1121

                          ---------------------------


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                                EXPLANATORY NOTE

     divine, inc., a Delaware corporation ("divine"), is filing this post-effective amendment to registration statement on Form S-8 (the "Registration Statement") to register an aggregate of 10,527,695 shares of class A common stock, par value $0.001 per share, of divine for issuance to holders of options granted under: (1) the Data Return Corporation Stock Option Plan, and
(2) the Employment Agreement, effective as of January 15, 1998, between Data Return Corporation and Michael S. Shiff (collectively, the "Plans"), which options have been assumed by divine pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 1, 2001 (the "Merger Agreement"), among divine; TD Acquisition Corp., a wholly owned subsidiary of divine (the "Merger Sub"); and Data Return Corporation ("Data Return").

     Pursuant to the Merger Agreement, the Merger Sub merged with and into Data Return, with Data Return surviving as a wholly owned subsidiary of divine (the "Merger"). In connection with the Merger, each common share, par value $0.001 per share, of Data Return has been converted into the right to receive 1.9876 shares of divine class A common stock. Each outstanding and unexercised option to purchase common shares of Data Return under the Plans has been assumed by divine and was converted into an option to purchase a number of shares of divine class A common stock equal to the number of Data Return common shares subject to the option multiplied by the exchange ratio in the Merger (1.9876) at an exercise price equal to the original exercise price of the option divided by that exchange ratio.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

          The exhibits to this post-effective amendment to registration statement are listed below.

          4.1 Conformed copy of divine's Third Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 2.2 to divine's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

          4.2 divine's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to divine's Registration Statement on Form S-1, File No. 333-92851 (the "IPO Registration Statement")).

          4.3 Specimen stock certificate representing class A common stock (incorporated by reference to Exhibit 4.1 to the IPO Registration Statement).

          4.4  Data Return Corporation Stock Option Plan.*

          4.5 Form of Option Agreement under the Data Return Corporation Stock Option Plan.*

          4.6 Employment Agreement, effective as of January 15, 1998, between Data Return Corporation and Michael S. Shiff (incorporated by reference to Exhibit 10.13 to Data Return Corporation's Registration Statement on Form S-1 (Registration No. 333-84011)).

          5.1 Opinion of Bell, Boyd & Lloyd LLC, counsel to divine, as to the legality of the shares of common stock being offered under the Plans.*

          23.1 Consent of KPMG LLP.*

          23.2 Consent of Bell, Boyd & Lloyd LLC (contained in its opinion filed as Exhibit 5.1).

          23.3 Consent of Deloitte & Touche LLP, with respect to the financial statements of Eprise Corporation.*




                                       2

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          23.4 Consent of Arthur Andersen LLP, with respect to the financial statements of Open Market, Inc.*

          23.5 Consent of PricewaterhouseCoopers LLP, with respect to the financial statements of FutureTense, Inc. included in the financial statements of Open Market, Inc.*

          23.6 Consent of Arthur Andersen LLP, with respect to the financial statements of eshare communications, Inc.*

          23.7 Consent of KPMG LLP, with respect to their report on the 1998 financial statements of eshare.com, Inc. (formerly eshare Technologies, Inc.).*

          23.8 Consent of PricewaterhouseCoopers LLP, with respect to the financial statements of RoweCom Inc.*

          24.1 Power of Attorney.*

* Previously filed.



                                       3

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, divine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on this 13th day of March, 2002.

                              divine, inc.


                              By:       /s/ Michael P. Cullinane
                                   ---------------------------------------------
                                            Michael P. Cullinane
                                          Executive Vice President,
                                   Chief Financial Officer, and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 13, 2002.



         Signature                       Title
         ---------                       -----
                  *                      Chairman of the Board and Chief
------------------------------------     Executive Officer
    Andrew J. Filipowski


/s/ Michael P. Cullinane                 Executive Vice President, Chief
------------------------------------     Financial Officer, Treasurer,
    Michael P. Cullinane                 and Director


                  *                      President, Chief Operating Officer,
------------------------------------     and Director
    Paul Humenansky

                  *                      Director
------------------------------------
    Tommy Bennett

                  *                      Director
------------------------------------
    John Cooper

                                         Director
------------------------------------
    James E. Cowie

                                         Director
------------------------------------
     Michael H. Forster

                  *                      Director
------------------------------------
    Arthur W. Hahn

                                       4


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         Signature                       Title
         ---------                       -----

                                         Director
------------------------------------
    Thomas J. Meredith

                                         Director
------------------------------------
    J. Kevin Nater

                  *                      Director
------------------------------------
    John Rau

* Pursuant to Power of Attorney

By: /s/ Michael P. Cullinane
   ---------------------------------
        Michael P. Cullinane
          Attorney-in-Fact

                                       5

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                                INDEX TO EXHIBITS

Exhibits                           Description
--------  ----------------------------------------------------------------------

  4.4     Data Return Corporation Stock Option Plan.*

  4.5 Form of Option Agreement under the Data Return Corporation Stock Option Plan.*

  4.6 Employment Agreement, effective as of January 15, 1998, between Data Return Corporation and Michael S. Shiff (incorporated by reference to
          Exhibit 10.13 to Data Return Corporation's Registration Statement on Form S-1 (Registration No. 333-84011)).

  5.1 Opinion of Bell, Boyd & Lloyd LLC, counsel to divine, as to the legality of the shares of common stock being offered under the Plans.*

  23.1    Consent of KPMG LLP.*

  23.2    Consent of Bell, Boyd & Lloyd LLC (contained in its opinion filed as
          Exhibit 5.1).

  23.3 Consent of Deloitte & Touche LLP, with respect to the financial statements of Eprise Corporation.*

  23.4 Consent of Arthur Andersen LLP, with respect to the financial statements of Open Market, Inc.*

  23.5 Consent of PricewaterhouseCoopers LLP, with respect to the financial statements of FutureTense, Inc. included in the financial statements of Open Market, Inc.*

  23.6 Consent of Arthur Andersen LLP, with respect to the financial statements of eshare communications, Inc.*

  23.7 Consent of KPMG LLP, with respect to their report on the 1998 financial statements of eshare.com, Inc. (formerly eshare Technologies, Inc.).*

  23.8 Consent of PricewaterhouseCoopers LLP, with respect to the financial statements of RoweCom Inc.*

  24.1    Power of Attorney.*


* Previously filed.